As filed with the Securities and Exchange Commission on September 20, 2006

Registration No. 333-135789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTICALNET, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	7372	23-2815834
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

400 Chester Field Parkway

Malvern, Pennsylvania 19355

(610) 240-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher G. Kuhn

Vice President, General Counsel, and Secretary

400 Chester Field Parkway

Malvern, Pennsylvania 19355

(610) 240-0600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The purpose of this Amendment No. 2 is to file an exhibit to the Registration Statement, as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

(a) The exhibits filed as part of this registration statement are as follows:

EXHIBITS

Exhibit Number	Description

4.1	Form of Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on August 18, 2005).

4.2	Form of Amendment No. 1 to Senior Secured Convertible Promissory Note dated as of August 31, 2005 among Verticalnet, Inc. and certain selling shareholders (incorporated by reference to Exhibit 4.1 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on September 7, 2005).

4.3	Registration Rights Agreement, dated as of August 16, 2005, among Verticalnet, Inc. and certain selling shareholders (incorporated by reference to Exhibit 10.2 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on August 18, 2005).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP. *

23.2	Consent of H.W. Fisher & Company. *

23.3	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to this registration statement).*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania as of September 20, 2006.

VERTICALNET, INC.

By:	/s/ NATHANAEL V. LENTZ
Nathanael V. Lentz President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory G. Schott	Chairman of the Board and Director	September 20, 2006

/s/ Nathanael V. Lentz Nathanael V. Lentz	President, Chief Executive Officer and Director (principal executive officer)	September 20, 2006

/s/ Gene S. Godick Gene S. Godick	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	September 20, 2006

* Jeffrey C. Ballowe	Director	September 20, 2006

* Michael J. Hagan	Director	September 20, 2006

* Vincent J. Milano	Director	September 20, 2006

* John N. Nickolas	Director	September 20, 2006

* Mark L. Walsh	Director	September 20, 2006

* Darryl E. Wash	Director	September 20, 2006

*By:	/s/ Christopher G. Kuhn
Christopher G. Kuhn Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on August 18, 2005).

4.2	Form of Amendment No. 1 to Senior Secured Convertible Promissory Note dated as of August 31, 2005 among Verticalnet, Inc. and certain selling shareholders (incorporated by reference to Exhibit 4.1 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on September 7, 2005).

4.3	Registration Rights Agreement, dated as of August 16, 2005, among Verticalnet, Inc. and certain selling shareholders (incorporated by reference to Exhibit 10.2 filed with Verticalnet, Inc.’s Form 8-K filed with the SEC on August 18, 2005).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP. *

23.2	Consent of H.W. Fisher & Company. *

23.3	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to this registration statement). *

*	Previously filed.